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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 28, 2006 (except Note 13, as to which the date is , 2006), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-132550) and related Prospectus of CommVault Systems, Inc.


                                                     Ernst & Young LLP

MetroPark, New Jersey

The foregoing consent is in the form that will be signed upon the completion of the matters described in Note 13 to the financial statements.


                                                     /s/ Ernst & Young LLP

MetroPark, New Jersey
August 28, 2006